SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2008

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Lake Road
Dayville, CT 06241
(Address of Principal Executive Offices) (Zip Code)

(860) 779-2800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2008, Richard Antonelli resigned from his positions of Executive Vice President and Chief Operating Officer of United Natural Foods, Inc. (the “Company”) and President of United Distribution.  In addition, on August 6, 2008, Mr. Antonelli resigned from the Company’s board of directors.  Mr. Antonelli’s resignation as an officer and director of the Company will be effective on August 12, 2008.  Mr. Antonelli’s resignation from the board of directors was not as the result of any disagreement with the Company over any matter regarding the Company’s operations, polices or practices.

In connection with Mr. Antonelli’s resignation as an officer and director of the Company, on August 6, 2008, the Company and Mr. Antonelli entered into an employment transition agreement and release (the “Transition Agreement”).  Under the Transition Agreement:

•
the Company affirmed its obligation to pay to Mr. Antonelli the base salary and medical benefits to which he is entitled under section 2 of the severance agreement, dated July 25, 2005 (the “Severance Agreement”), between the Company and Mr. Antonelli (subject to deferrals of payment of any such amounts required to comply with applicable law);

•
Mr. Antonelli is entitled to exercise any vested stock options in accordance with the terms of the Company equity plan under which such stock options were granted and agrees to forfeit all of his unvested stock options;

•
Mr. Antonelli agreed to forfeit any restricted stock units and restricted shares of the Company’s common stock held by him, other than the restricted stock units and restricted shares held by Mr. Antonelli that vest in December of 2008, which will vest on the effective date of Mr. Antonelli’s resignation and become exercisable in accordance with the terms of the Company equity plan under which such restricted stock units and restricted shares were granted; and

•
Mr. Antonelli released and discharged the Company from any liabilities and claims related to his employment as an officer, director or employee of the Company (and any rights or entitlements related to his employment with the Company), and the termination of his employment with the Company.

The Transition Agreement also contains non-disparagement and confidentiality covenants on behalf of Mr. Antonelli and incorporates the noncompetition restrictions and assignment of inventions provisions to which Mr. Antonelli is subject under the Severance Agreement.  Mr. Antonelli has the right to revoke the Transition Agreement at any time during the seven-day period following his execution of the agreement.  The Transition Agreement will become effective upon the expiration of such period if Mr. Antonelli has not previously revoked the agreement.

A copy of the Transition Agreement is attached as Exhibit 10.58 to this Form 8-K.  The Company previously has filed with the Securities and Exchange Commission a form of the Severance Agreement.

Item 7.01.     Regulation FD Disclosure.

On August 8, 2008, the Company issued a press release announcing Mr. Antonelli’s retirement as an officer and resignation as a director of the Company. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not Applicable

(b)	Pro Forma Financial Information: Not Applicable

(c)	Shell Company Transactions: Not Applicable

(d)	Exhibits.

Exhibit No.	Description

10.58	Employment Transition Agreement and Release, dated August 6, 2008, between the Company and Richard Antonelli.

99.1	Press Release, dated August 8, 2008: United Natural Foods Announces Retirement of Richard Antonelli, Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Natural Foods, Inc.

By:   /s/ Mark E. Shamber
Mark E. Shamber
Vice President, Chief Financial Officer and Treasurer

Date:  August 8, 2008